Exhibit 99.1

Micronet Enertec Technologies, Inc. Reports
 First Quarter Results
• Revenue grew by 14% compared to Q1 2015
• Increased interest in the ELD solution.
• Total operating expenses decrease by 8%

Montvale, NJ, May 16, 2016 -Micronet Enertec Technologies, Inc. (NASDAQCM: MICT), a developer and manufacturer of rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the defense and aerospace markets, today announced financial results for the first quarter ended March 31, 2016.

David Lucatz, Chief Executive Officer of Micronet Enertec Technologies, Inc. stated, “During the quarter we saw growing marketplace interest in our products as the transportation industry makes preparations to meet the requirements of the recent federal mandate requiring electronic logging (the ELD mandate).  As we expected, the ELD mandate is driving increased demand for our products, particularly the TREQ®317 rugged tablet, because they are an easily adaptable and compliant solution.  We have received favorable feedback on the field performance of our devices and we are seeing a steady stream of opportunities in the pipeline.  In addition to our existing fleet solutions, we continue to develop additional solutions and to broaden our product lines in order to penetrate additional market segments and we expect to further expand our current opportunities in the MRM market.  Our backlog and pipeline are increasing and we are consistently growing our customer base and our reputation as a provider of reliable, rugged ELD compliance solutions.”

First Quarter 2015 Review

•           Total revenue increased 14% to $6.5 million for the first quarter of 2016, as compared to $5.7 million in the first quarter of 2015.

•           Gross profit margin was 32%, as compared to 31% in the first quarter of 2015. The increase in overall gross margin was related to cost savings and higher margin in first quarter product mix.

•           Research and development (R&D) expense for the first quarter of 2016 was $700,000, or 11% of sales, compared to $743,000, or 13% of sales, in the first quarter of 2015.

•           Selling, General and Administrative (SG&A) expense decreased by $86,000 to $1.5 million, or 23% of sales, as compared to $1.6 million, or 28% of sales, in the first quarter of 2015.

•           Net loss attributed to MICT for the first quarter of 2016 was $339,000, or ($0.06) per basic and diluted share, as compared to a net loss of $705,000, or ($0.12) per basic and diluted share, for the first quarter of 2015.  Non-GAAP net loss for the quarter was $116,000 or ($0.02) per basic and diluted share, as compared to $456,000, or ($0.08) per basic and diluted share, for the first quarter of 2015. A reconciliation of GAAP to non-GAAP net income and earnings per share is provided in the table at the end of this press release.

•           The Company reported an operating loss of $343,000 for the first quarter of 2016, as compared to an operating loss of $874,000 in the first quarter of 2015.

•           At March 31, 2016, the Company reported cash and marketable securities totaling $11.4 million and working capital of $13.1 million.

Recent Developments

Following the close of the first quarter the Company announced that it had received a $2 million order for its TREQ®317 rugged Android tablet, to be used as part of a major telematics company’s compliance solution for local and long haul fleets related to the ELD mandate.  Additionally, also subsequent to the quarter, the Company announced that its wholly owned subsidiary, Enertec Systems, has been awarded a three stage $5.8 million project for the production of computer-based Defense Command and Control systems for a multi-billion Israeli-based Defense and Aerospace contractor. The 1st order of $3.4 million has already received and we expect to receive additional orders towards the end of 2016.

Mr. Lucatz continued, “Demand for our TREQ®317 All-In-One solution is strong and growing, as demonstrated by this recent order. The ELD mandate potentially represents a more than $1 billion market opportunity as it requires the compliance of millions of vehicles in the U.S. and Canada.  We believe that our ability to provide telematics solutions that enable compliance with the mandate is a potentially significant growth engine for Micronet and we look forward to bringing our durable, reliable, in-cab solutions to fleet operators worldwide. We are seeing positive momentum related to macro trends in the MRM industry and we are optimistic regarding our prospects for 2016 as the market continues to develop and our products gain recognition.”

“Likewise, we are seeing significant market interest in our Command and Control defense systems and this recent order is the largest ever received by Enertec.  We are encouraged by the growing backlog and pipeline in our Aerospace and Defense business and we continue to build upon our reputation as a dependable and innovative provider of state-of-the-art Command and Control defense systems,” he concluded.

Conference Call

Micronet Enertec will host a conference call today at 9:00 a.m. ET to discuss the Company's financial results for the first quarter ended March 31, 2016. The conference call number for U.S. based callers is (888) 281-1167, callers from outside of the U.S. should dial 972-3-918-0685.

Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec’s website at:

http://www.veidan-stream.com/?con=Micronet_Enertec_Technologies_Q1_2016_Results

A telephone replay of the call will be available for two weeks at: 1-888-269-0005, outside of the U.S: 972-3-3-925-5929

About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc. (NASDAQCM: MICT) operates through two primary companies, Enertec Systems 2001 Ltd, its wholly-owned subsidiary, and Micronet Ltd, in which it has a controlling interest.  Micronet operates in the growing commercial MRM market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others. The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to those statements regarding our future revenue growth, our pipeline and backlog, increased volumes and demand in the markets in which we operate, our product offerings and future market opportunities, the market potential of our Command and Control defense systems, the roll-out of our new TREQ®317 All-In-One wireless platforms, the expected market potential created by the ELD mandate in the U.S. and Canada, and expected new opportunities for the Company and anticipated Company growth resulting from the ELD mandate. The forward-looking statements contained in this press release are subject to risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2015 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:
John Nesbett or Jennifer Belodeau
Institutional Marketing Services (IMS)
(203) 972-9200
jnesbett@institutionalms.com/jbelodeau@institutionalms.com

Tables To Follow

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(USD In Thousands, Except Share and Par Value Data)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$964	$2,361
Restricted cash	4,667	4,135
Marketable securities	5,770	5,643
Trade account receivables, net	13,316	12,353
Inventories	7,258	7,457
Other accounts receivable	1,653	1,585
Total current assets	33,628	33,534

Property and equipment, net	1,790	1,816
Intangible assets and others, net	3,017	3,297
Long term deposit	29	30
Goodwill	1,466	1,466
Total long term assets	6,302	6,609
Total assets	$39,930	$40,143

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(USD In Thousands, Except Share and Par Value Data)

	March 31, 2016	December 31, 2015
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$12,593	$11,012
Short term credit from others and current portion of long term loans from others	1,252	1,037
Trade accounts payable	4,407	5,710
Other accounts payable	2,284	2,484
Total current liabilities	20,536	20,243

Long term loans from banks	1,861	1,978
Long term notes	188	375
Finance lease	15	22
Accrued severance pay, net	55	52
Deferred tax liabilities, net	14	17
Total long term liabilities	2,133	2,444

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 25,000,000 shares authorized, 5,865,221 shares issued and outstanding as of March 31, 2016 and December 31, 2015	6	6
Additional paid in capital	7,894	7,812
Accumulated other comprehensive income (loss)	86	(196)
Retained earnings	3,478	3,817
Micronet Enertec stockholders' equity	11,464	11,439

Non-controlling interests	5,797	6,017

Total equity	17,261	17,456

Total liabilities and equity	$39,930	$40,143

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(USD In Thousands, Except Share and Earnings Per Share Data)
(Unaudited)

	Three months ended March 31,
	2016	2015

Revenues	$6,482	$5,679
Cost of revenues	4,403	3,928
Gross profit	2,079	1,751
Operating expenses:
Research and development	700	743
Selling and marketing	358	469
General and administrative	1,136	1,111
Amortization of intangible assets	228	302
Total operating expenses	2,422	2,625

Loss from operations	(343)	(874)
Financial expenses, net	130	92
Loss before provision for income taxes	(473)	(966)
Provision (benefit) for income taxes	31	(130)

Net loss	(504)	(836)
Net loss attributable to non-controlling interests	(165)	(131)

Net loss attributable to Micronet Enertec Technologies, Inc.	(339)	(705)

Loss per share attributable to Micronet Enertec Technologies, Inc.
Basic and diluted	$(0.06)	$(0.12)

Weighted average common shares outstanding:
Basic and diluted	5,865,221	5,856,246

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the U.S., or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

●
Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the transaction and acquisition 2014 acquisition of the Beijer Electronic Inc.'s U.S. vehicle operation and the 2012 purchase of controlling shares of Micronet. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such charges do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

●
Stock-based compensation - The share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net income attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net loss per diluted share attributable to Micronet Enertec:

	Three months ended March 31,
	(Dollars in Thousands, other than share and per share amounts)
	2016	2015
GAAP net loss attributable to Micronet Enertec	$(339)	$(705)
Amortization of acquired intangible assets	143	189
Stock-based compensation	82	69
Income tax-effect of above non-GAAP adjustments	(2)	(9)
Total Non-GAAP net loss attributable to Micronet Enertec	$(116)	$(456)
Non-GAAP net loss per diluted share attributable to Micronet Enertec	$(0.02)	$(0.08)
Shares used in per share calculations	5,865,221	5,856,246
GAAP net loss per diluted share attributable to Micronet Enertec	$(0.06)	$(0.12)
Shares used in per share calculations	5,865,221	5,856,246